SF Partnership, LLP
                                                    -------------------
                                                  Chartered Accountants



                                                      February 10, 2004




Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
101 East 52nd Street, 9th floor
New York, New York
10022

Attention: Mr. Jay M. Kaplowitz, Esq.

                       INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of m-Wise, Inc. financial statements for the years ended December 31, 2001 and December 31, 2002 and our auditors report dated April 4, 2003 appearing on the Form SB-2 of m-Wise, Inc.

                               Yours very truly,

                               /s/ SF Partnership, LLP
                               -----------------------
                               SF Partnership, LLP